UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 19, 2014
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

    On March 19, 2014, Hewlett-Packard Company (“HP”) held its 2014 annual meeting of stockholders (the “Annual Meeting”) in Santa Clara, California.  At the Annual Meeting, HP stockholders voted on four proposals and cast their votes as described below.  The proposals are described in HP's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 3, 2014.

Proposal 1
HP’s stockholders elected twelve individuals to HP's Board of Directors (“Board of Directors”) for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Marc L. Andreessen	1,032,356,019	322,348,612	3,951,442	226,500,955
Shumeet Banerji	1,332,710,683	21,416,511	4,528,879	226,500,955
Robert R. Bennett	1,307,435,227	43,753,943	7,466,903	226,500,955
Rajiv L. Gupta	1,201,448,928	149,356,138	7,851,008	226,500,955
Raymond J. Lane	999,204,540	355,111,496	4,340,037	226,500,955
Ann M. Livermore	1,339,530,434	15,439,385	3,686,255	226,500,955
Raymond E. Ozzie	1,338,949,471	12,502,034	7,204,568	226,500,955
Gary M. Reiner	1,339,645,649	14,247,063	4,763,361	226,500,955
Patricia F. Russo	1,307,149,594	47,046,698	4,459,781	226,500,955
James A. Skinner	1,336,448,997	14,788,313	7,418,764	226,500,955
Margaret C. Whitman	1,342,997,965	12,071,922	3,586,186	226,500,955
Ralph V. Whitworth	1,333,030,025	18,309,709	7,316,340	226,500,955

Proposal 2
HP stockholders ratified the appointment of Ernst & Young LLP as HP’s independent registered public accounting firm for the fiscal year ending October 31, 2014 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,490,222,541	89,920,243	5,014,244	0

Proposal 3
HP stockholders cast their votes with respect to the advisory vote to approve executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,225,901,095	125,986,652	6,768,326	226,500,955

Proposal 4
HP stockholders cast their votes with respect to the stockholder proposal related to the formation of a human rights committee as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,822,542	1,132,901,012	174,932,519	226,500,955

Item 7.01	Regulation FD Disclosure.

    On March 19, 2014, the Board of Directors authorized a 10.2% increase in HP’s regular quarterly cash dividend payable to holders of record of its outstanding common stock, which will result in a dividend of $0.16 per share. The increase will be effective when the Board of Directors declares HP’s next dividend, which is expected to occur in May 2014. HP’s previously announced dividend payable on April 2, 2014 to stockholders of record on March 12, 2014 will not be increased and will remain at $0.1452 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: March 20, 2014	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary